UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

Fauquier Bankshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-25805	54-1288193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 347-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 25, 2018, Fauquier Bankshares, Inc. (the “Company”) issued a press release reporting its first quarter 2018 financial results.  A copy of this release was furnished with a Current Report on Form 8/K filed on April 25, 2018 (the “Report”).  This Amendment No. 1 to the Report (“Amendment No. 1”) is being filed to amend Items 2.02 and 9.01 to the Report, solely to revise the amount related to noninterest income for the gain on call of securities reported on page 3, “Selected Financial Data” of Exhibit 99.1 furnished with the Report.  The corrected information appears in Exhibit 99.1 furnished with this Amendment No. 1.  Accordingly, this Amendment No. 1 supersedes, in its entirety, the Report.

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2018, the Company issued a corrected press release reporting its first quarter 2018 financial results, which has been updated solely to revise the amount related to noninterest income for the gain on call of securities reported on page 3, “Selected Financial Data” of the prior press release issued on April 25, 2018. A copy of the corrected press release is furnished as Exhibit 99.1 to this Amendment No. 1.

The information included in this Amendment No. 1 and the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Fauquier Bankshares Press Release First Quarter 2018 Results, originally dated April 25, 2018, as updated May 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

Date: May 9, 2018	By:	/s/ Christine E. Headly
Christine E. Headly
Executive Vice President and Chief Financial Officer